                                                                       Exhibit S


                   SUPPLEMENTAL REGISTRATION RIGHTS INSTRUMENT


                  SUPPLEMENTAL REGISTRATION RIGHTS INSTRUMENT, dated as of July 31, 2000 (the "Supplemental Instrument").

                  WHEREAS, The Goldman Sachs Group, Inc., a Delaware corporation (the "Company"), has entered into a Registration Rights Instrument, dated as of December 10, 1999 (the "Registration Rights Instrument") (attached as Annex A hereto);

                  WHEREAS, pursuant to Section 1 of the Registration Rights Instrument, the Company has determined to register under the Securities Act of 1933 (the "Securities Act") the Designated Stock (as defined below) for resale by the Selling Shareholders (as defined below); and

                  WHEREAS, pursuant to Section 1 of the Registration Rights Instrument, the Company has notified each person or entity listed in Schedule I hereto (each, a "Selling Shareholder") of such determination, and each Selling Shareholder has requested that the Company include such Selling Shareholder's Designated Stock in the Registration Statement (as defined below);

                  NOW THEREFORE, the Company undertakes as follows:

1.       Definitions.

         (a) Unless otherwise defined herein, all capitalized and undefined terms shall have the meanings assigned to them in the Registration Rights Instrument.

         (b) The following terms shall have the following meanings for the purposes of both this Supplemental Instrument and the Registration Rights
Instrument:

                  "Designated Stock" means the shares of Common Stock listed next to each Selling Shareholder's name in Schedule I hereto. For the purposes of the Registration Rights Instrument, the Designated Stock shall be deemed to be the Participating Stock, subject to such stock ceasing to be Participating Stock pursuant to the last sentence of Section 1(a) of the Registration Rights Instrument, and the Selling Shareholders shall be deemed to be the Participating Holders.

                  "Registration Statement" means, for the purposes of both this Supplemental Instrument and the Registration Rights Instrument, the Company's Registration Statement on Form S-3 (File No. 333-40810) registering the Designated Stock for resale by the Selling Shareholders.

                  "Request Registration" means, for the purposes of both this Supplemental Instrument and the Registration Rights Instrument, the registration of the Designated Stock for resale by the Selling Shareholders and the distribution of the Designated Stock by the Selling Shareholders pursuant to the Registration Statement.

2. Selling Shareholders. The Selling Shareholders will be entitled to receive the benefits of and will be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of the Registration Rights Instrument as supplemented, modified and superseded by this Supplemental Instrument.

3. Supplements and Modifications. With respect to the Request Registration contemplated by this Supplemental Instrument, the Registration Rights Instrument is hereby supplemented, modified and superseded as follows:

         (a) Pursuant to Section 1(c) of the Registration Rights Instrument, the Company hereby determines that, as contemplated by the Registration Statement, the Selling Shareholders may distribute the Designated Stock only in a firm commitment underwriting approved by the Company in the manner contemplated by Sections 1(c) and 1(f) of the Registration Rights Instrument. The Company hereby approves the form of underwriting agreements (the "Underwriting Agreements") attached hereto as Annexes B, C and D, and designates the underwriters listed therein as the Underwriters for the firm commitment underwriting.

         (b) The provisions of Section 1(e) of the Registration Rights Instrument will not apply to the Request Registration.

         (c) The expense reimbursement provisions of Section 2 of the Registration Rights Instrument, as supplemented, modified and superseded by the Underwriting Agreements, shall apply to the distribution of the Designated Stock.

         (d) The indemnification and contribution provisions of Section 3 of the Registration Rights Instrument shall apply only to the Participating Holders in connection with the distribution of the Designated Stock in the manner contemplated by the Registration Statement. The indemnification and contribution provisions of Section 3 of the Registration Rights Instrument shall not apply to any Underwriter, selling agent or other securities professional participating in the disposition of the Designated Stock.

         (e) Each Participating Holder shall provide indemnification and contribution to the Company as provided in Sections 3(b) and 3(d) of the Registration Rights Instrument.

         (f) Section 3(a) of the Registration Rights Instrument is hereby amended and supplemented by adding the words "preliminary prospectus or" immediately after the word "or" and immediately prior to the word "Prospectus" in the first proviso thereto.

         (g) Section 3(b) of the Registration Rights Instrument is hereby amended and supplemented by adding the words "preliminary prospectus or" immediately after the word "any" and immediately prior to the word "Prospectus" in clause (i) thereof.

4. Parties in Interest. The Participating Holders may not transfer or assign their rights or delegate their obligations under this Supplemental Instrument or the Registration Rights Instrument, and any attempted transfer, assignment or delegation in violation of this Section 4 shall be null and void.

5. Application of Registration Rights Instrument. Except as supplemented, modified and superseded by this Supplemental Instrument, the Registration Rights Instrument shall apply to the registration and distribution of the Designated Stock in the manner contemplated by the Registration Statement, and each Selling Shareholder, by participating in the Request Registration, shall be deemed to have agreed to undertake the obligations of a Participating Holder under the Registration Rights Instrument, as so supplemented, modified and superseded.

                  IN WITNESS WHEREOF, the Company has executed and delivered this Supplemental Instrument as of the date above written.

                                            THE GOLDMAN SACHS GROUP, INC.


                                            By:  /s/ Dan H. Jester
                                                 -------------------------------
                                                 Name:  Dan H. Jester
                                                 Title:    Authorized Person